Exhibit 4

                    EMMET, MARVIN & MARTIN, LLP        177 MADISON AVENUE
                        COUNSELLORS AT LAW        MORRISTOWN, NEW JERSEY 07960
                              -------                    (973) 538-5600
                           120 Broadway                FAX: (973) 538-6448
                     New York, New York 10271                -------
                              -------            1007 ORANGE STREET, SUITE 1460
Writer's Direct Dial      (212) 238-3000           WILMINGTON, DELAWARE 19801
                          (212) 653-1760                (302) 472-7000
                              -------                 FAX: (302) 472-7120
                        Fax: (212) 238-3100                  -------
                        Fax: (212) 653-1730         1351 WASHINGTON BOULEVARD
                    http://www.emmetmarvin.com  STAMFORD, CONNECTICUT 06902-4543
                                                        (203) 425-1400
                                                      FAX: (203) 425-1410

                                            May 4, 2006

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:       American Depositary Receipts for Ordinary Shares of Arkema.
          ----------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Ordinary Shares of Arkema for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This opinion may be used by you as an exhibit to the Registration
Statement.

                                               Very truly yours,

                                               /s/ Emmet, Marvin & Martin, LLP
                                               -------------------------------
                                               EMMET, MARVIN & MARTIN, LLP